Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with this quarterly report on Form 10-Q of Aspen Insurance Holdings Limited (the "Company") for the three months ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Christopher O'Kane as Chief Executive Officer of the Company and John Worth as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2013

By:	/s/ Christopher O'Kane
	Name:	Christopher O'Kane
	Title:	Chief Executive Officer

Date: November 5, 2013

By:	/s/ John Worth
	Name:	John Worth
	Title:	Chief Financial Officer
This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.